Exhibit 23.6

Consent of Independent Auditor

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-234242) on Form S-4 of First Midwest Bancorp, Inc. of our report dated March 14, 2018, relating to the consolidated financial statements of Bankmanagers Corp. and Subsidiaries, appearing in this Current Report on Form S-4/A.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Milwaukee, Wisconsin

November 7, 2019